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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock

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Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-6(b) under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992
This filing consists of a December 5, 2005 press release issued by Ameritrade Holding Corporation.

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FOR IMMEDIATE RELEASE

At the Company:	For Investors:
Donna Kush	Tim Nowell
Managing Director, Corporate Communications	Director, Business Planning
(402) 827-8931	(402) 597-8440
dkush@ameritrade.com	tnowell@ameritrade.com
AMERITRADE SETS DATE FOR SPECIAL MEETING OF SHAREHOLDERS TO
VOTE ON TD WATERHOUSE ACQUISITION
Definitive Proxy Statement Filed with SEC
Company Expects Acquisition to Close on January 24
Omaha, Neb., December 5, 2005 — Ameritrade Holding Corporation (Nasdaq: AMTD) today announced that a special meeting of shareholders will be held on January 4, 2006 to obtain approval of Ameritrade shareholders on the acquisition by Ameritrade of the U.S. retail securities brokerage business of TD Waterhouse Group, Inc.
The Company also announced it has filed with the Securities and Exchange Commission the definitive proxy statement that will be mailed to Ameritrade shareholders in connection with the special meeting.
“This is a great deal for shareholders and is also a win for individual investors who can expect TD Ameritrade to provide a full spectrum of products and services that support them in making confident investment decisions,” said Joe Moglia, chief executive officer. “Strategically and financially this allows us to become even more competitive within the industry. Shareholders will receive one of the largest one-time cash dividends in recent history on Wall Street.”
Ameritrade will declare a special cash dividend of $6.00 per share payable on the closing of the proposed transaction, expected to be on or around January 24, 2006. The Company expects the payable date for the special dividend to be on the closing date and the ex-dividend date (the date on and after which the stock trades without the right to receive the dividend) to be the first trading day following the payable date.
The special meeting of Ameritrade shareholders will be held at 9 a.m. Central Time on Thursday, January 4, 2006 at Ameritrade Corporate Headquarters, 4211 South 102nd Street, Omaha, Nebraska. Shareholders as of the close of business on November 16, 2005 will be entitled to vote at the meeting.
About Ameritrade Holding Corporation
For 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,(1) a subsidiary of Ameritrade Holding Corporation, recently received a four-star rating in the 2005 Barron’s Review of Online Brokers for its Apex active trader program. For more information, please visit www.amtd.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements that involve risks and uncertainties. In particular, any statements regarding the completion of the proposed TD Waterhouse transaction, the expected date of declaration of the special dividend, the expected payable date of the special dividend, the expected date for closing of the proposed transaction, the expected date of the special shareholders meeting, the expected ex-dividend date, the expected benefits of the proposed transaction to shareholders and to clients, the expected effect of the proposed transaction regarding the competitive position of Ameritrade and the plans for the combined company following the closing of the transaction, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, conditions to closing of the debt financing and TD Waterhouse transaction, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and our latest Quarterly Report on Form 10-Q, as amended. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a definitive proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) with a filing date of December 5, 2005. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

(1)	Ameritrade, Inc., member NASD/SIPC.